                                                                    Exhibit 21.1


          List of Subsidiaries of Colorado Greenhouse Holdings, Inc.



        Subsidiary                     State of Incorporation/Organization
        ----------                     -----------------------------------
     Colorado Greenhouse, Inc.                       Delaware
     CG Member, Inc.                                 Delaware
     CGH Sales, Inc.                                 Delaware
     Colorado Greenhouse, LLC                        Colorado